UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 17, 2017
Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Compensation
The Compensation Committee (the “Committee”) of the Board of Directors (the "Board") of IPG Photonics Corporation (the “Company”) has taken the actions described below relating to the compensation of the “named executive officers,” as such term is defined in Item 402(a)(3) of Regulation S-K, of the Company as of December 31, 2016 and certain other executive officers of the Company.
The Committee recently approved merit increases in base salaries, performance measures and target incentive payouts for 2017, and long term equity incentives for the named executive officers and other executive officers.
In accordance with the employment agreements with such executive officers, the Committee annually reviews each executive's performance and base salary in light of comparable data from peer companies and other high-tech publicly held companies, and the Company’s performance and growth. As a result, the Committee determined to increase the salaries as set forth below. The table below sets forth the 2017 base salaries for each named executive officer effective January 1, 2017:

Name	Base Salary 2016	Base Salary 2017
Valentin P. Gapontsev, Ph.D.	$735,400	$832,000
Timothy P.V. Mammen	$436,500	$458,300
Eugene Scherbakov, Ph.D.	€461,555	€500,850
Alexander Ovtchinnikov, Ph.D.	$397,300	$417,200
Trevor D. Ness	$380,400	$410,000
The Committee approved annual targets and incentive payouts for the named executive officers and other executive officers for fiscal year 2017 under the Company’s Senior Executive Annual Incentive Plan (the “AIP”). Consistent with prior years, the Committee identified two financial performance measures: net sales and adjusted EBIT (excluding equity-based compensation expenses, expenses for unbudgeted litigation and foreign currency transaction gains and losses), each as determined under the AIP, and assigned a 50% weighting factor to each financial performance goal. The Committee chose to focus on revenue growth and pretax profits so that our executive officers would be incentivized to deliver the types of growth that benefit our stockholders, namely increasing sales and profits.
Under the 2017 AIP, the executives can receive cash incentive payments set forth in the table below as a percentage of base salaries based upon achievement of the minimum to maximum objectives for both financial performance measures and for individual performance.

Name	Target	Financial Performance Minimum	Financial Performance Maximum	Individual Performance Maximum	Maximum Award Payout
Valentin P. Gapontsev, Ph.D.	100%	18.8%	112.5%	25%	225%
Timothy P.V. Mammen	75%	14%	84%	19%	225%
Eugene Scherbakov, Ph.D.	75%	14%	84%	19%	225%
Trevor D. Ness	75%	14%	75%	17%	225%
Alexander Ovtchinnikov, Ph.D.	67%	12.5%	75%	17%	225%
The Committee may make adjustments to our overall corporate performance goals and the ways that our actual performance results are calculated that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements.
The Committee also approved grants of long term incentives in the form of equity awards. For 2017 equity-based awards, our program consists service-based stock options, service-based restricted stock units ("RSUs") and performance-based stock units ("PSUs"). Each is equally weighted.
The stock options awarded have an exercise price of $119.50 per share, the closing price on February 17, 2017, the date of grant, and expire on February 16, 2027. The stock options and RSUs vest in four equal annual installments, with the first 25% vesting on March 1, 2018. With respect to the PSUs, the Committee decided to measure performance of the Company's stock as compared to the Russell 3000 Index, of which the Company is a member. For each 1% that IPG's common stock exceeds the performance of the Russell 3000 Index for the trailing 60 trading days from the end of the performance measurement period (March 1, 2020) against the comparable period from the beginning of the performance measurement period (March 1, 2017), the grant recipient would receive a 2% increase in the number of shares above target (up to a maximum cap of 200% of the target award). For each 1% below the Russell 3000 Index's performance, the grant recipient would receive a 2% decrease in the number of shares (down to zero). The vesting date for the PSUs is March 1, 2020, should any PSUs vest at all. Dividends, if any, on shares underlying the PSUs do not vest until the PSUs vest.
The table below sets forth the stock options, RSUs and PSUs awarded by the Compensation Committee to the named executive officers:

Name	Service-Based Stock Options	Service-Based Restricted Stock Units	Performance Stock Units
Valentin P. Gapontsev, Ph.D.	—	—	—
Timothy P.V. Mammen	8,799	2,876	2,876
Eugene Scherbakov, Ph.D.	10,367	3,388	3,388
Trevor D. Ness	7,871	2,572	2,572
Alexander Ovtchinnikov, Ph.D.	7,119	2,326	2,326
Historically, the Dr. Gapontsev, our Chief Executive Officer, has not received annual grants of stock options, RSUs or PSUs because, as the Company’s founder and the holder of a large number of common stock of the Company, he has the perspective of an owner with a significant financial stake in the Company.

Compensation Plans and Agreements
The Board of the Company approved amendments to several compensation-related plans and agreements effective February 17, 2017:

1.
The IPG Photonics Corporation 2006 Incentive Compensation Plan, as amended (the "2006 Plan"), was amended to modify acceleration of vesting upon death and disability. Also, the 2006 Plan was amended to permit tax withholding of shares up to the maximum statutory rate in the applicable jurisdiction (collectively, the “ 2006 Plan Amendments”).

2.	The IPG Photonics Corporation Senior Executive Short-Term Incentive Plan was amended to change its name to the IPG Photonics Corporation Senior Executive Annual Incentive Plan (the “AIP Amendment”).

3.
A new form of indemnification agreement for members of the Board of Directors and senior officers of the Company was approved to reflect developments in case law and practices in this area (the “Indemnification Agreements”) which replaces the existing indemnification agreements with Directors and senior officers.

4.
The IPG Photonics Corporation Non-Employee Director Compensation Plan, as amended, was modified to reduce by 50% the equity compensation paid to a non-employee director upon initial election to the Board (the "Directors Compensation Plan Amendment").

In addition, the Committee approved amendments to the forms of severance agreements attached to the executive employment agreements of the named executive officers and the non-disclosure, non-competition and non-solicitation agreements of the named executive officers to reflect developments in law and policy (collectively, the “Executive Agreement Amendments”). Such amendments are effective February 17, 2017.
The foregoing summaries of the 2006 Plan Amendments, the AIP Amendment, the Indemnification Agreement, Directors Plan Amendment and Executive Agreement Amendments do not purport to be complete and are qualified in their entirety by reference to the complete copies of the 2006 Plan Amendments, the AIP Amendment, the Indemnification Agreement, Directors Plan Amendment and Executive Agreement Amendments, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events

Certain directors and officers of IPG Photonics Corporation (the “Company”) adopt from time to time pre-arranged trading plans (each, a “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a plan or contract for pre-arranged sales of Company securities under specified conditions and at specified times. Using these Plans, insiders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess inside information.

The Plan adopted by Igor Samartsev, Chief Technology Officer and Director, provides for the sale of up to 19,900 shares, including shares acquired upon exercise of stock options, over a period ending March 2018, unless terminated sooner in certain circumstances. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

The Plan adopted by Henry Gauthier, Independent Director, provides for the sale of up to 16,250 shares, including shares acquired upon exercise of stock options, over a period ending March 2018, unless terminated sooner in certain circumstances. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

The Company does not undertake to report Plans that may be adopted by any directors or officers of the Company in the future, or to report any modification or termination of any Plan, except to the extent required by law.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	IPG Photonics Corporation 2006 Incentive Compensation Plan, as amended

10.2	IPG Photonics Corporation Senior Executive Annual Incentive Plan, as amended

10.3	Form of Indemnification Agreement between the Registrant and each of its Directors and Executive Officers

10.4
Form of Letter Amending Employment Agreement and Confidentiality, Non-Competition and Confirmatory Assignment Agreement between the Registrant and Valentin Gapontsev, Eugene Scherbakov, Timothy P.V. Mammen, Alexander Ovtchinnikov, Trevor Ness and Angelo P. Lopresti

10.5	IPG Photonics Corporation Non-Employee Director Compensation Plan, as amended

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
February 21, 2017	\s\ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Secretary

Exhibit Number	Description
10.1	IPG Photonics Corporation 2006 Incentive Compensation Plan, as amended

10.2	IPG Photonics Corporation Senior Executive Annual Incentive Plan, as amended

10.3	Form of Indemnification Agreement between the Registrant and each of its Directors and Executive Officers

10.4
Form of Letter Amending Employment Agreement and Confidentiality, Non-Competition and Confirmatory Assignment Agreement between the Registrant and Valentin Gapontsev, Eugene Scherbakov, Timothy P.V. Mammen, Alexander Ovtchinnikov, Trevor Ness and Angelo P. Lopresti

10.5	IPG Photonics Corporation Non-Employee Director Compensation Plan, as amended